Exhibit 99.1

Trevena, Inc. Announces Proposed Underwritten Offering of Common Stock

KING OF PRUSSIA, PA, September 10, 2015 — Trevena, Inc. (NASDAQ: TRVN), a clinical stage pharmaceutical company, today announced its intention to offer and sell shares of its common stock in an underwritten offering pursuant to an existing shelf registration statement. All of the shares in the proposed offering are to be sold by Trevena, Inc.

Jefferies LLC, Cowen and Company, LLC and Barclays Capital Inc. are acting as joint book-runners for the offering. Trevena, Inc. intends to grant the underwriters a 30-day option to purchase additional shares of its common stock. The offering is subject to market conditions, and there can be no assurance as to whether or when the offering may be completed, or the actual size or terms of the offering.

Trevena, Inc. intends to use the net proceeds from the underwritten offering, together with its existing cash and investments, to: complete Phase 3 development, submit a new drug application, and begin launch preparations for TRV130; to complete its Phase 2b BLAST-AHF study for TRV027; to complete initial Phase 1 studies for TRV250; to continue drug discovery in new therapy areas; and for working capital and general corporate purposes.

The securities described above are being offered pursuant to a shelf registration statement (File No. 333-203230) that was filed with the United States Securities and Exchange Commission (“SEC”) on April 3, 2015 and that was declared effective by the SEC on April 14, 2015. The securities described above have not been qualified under any state blue sky laws. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. The offering can be made only by means of a written prospectus and prospectus supplement that form a part of the registration statement.  A preliminary prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus, when available, may also be obtained by request at Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, telephone: (877) 821-7388, e-mail: Prospectus_Department@Jefferies.com; at Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY, 11717, Attn: Prospectus Department, telephone: (631) 274-2806; and at Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: (888) 603-5847, e-mail: Barclaysprospectus@broadridge.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Trevena, Inc., including statements about Trevena’s anticipated public offering, anticipated use of proceeds and plans and prospects for Trevena and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all, uncertainties inherent in the initiation of future clinical trials and such other factors as are set forth in the risk factors detailed in Trevena’s Annual Report on Form 10-K filed with the SEC on March 18, 2015 under the heading “Risk Factors.”  In addition, the forward-looking statements included in this press release represent Trevena’s views as of the date hereof. Trevena anticipates that subsequent events and developments will cause Trevena’s views to change. However, while Trevena may elect to update these forward-looking statements at some point in the future, Trevena specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Trevena’s views as of any date subsequent to the date hereof.

Investor Contacts:

Trevena, Inc.	Argot Partners
Jonathan Violin	Andrea Rabney
Director of investor relations	President and chief executive officer
(610) 354-8840 x231	(212) 600-1902
jviolin@trevenainc.com	andrea@argotpartners.com